Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "PHOENIX CAPITAL GROUP HOLDINGS I LLC", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF NOVEMBER, A.D. 2022, AT 8:12 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7142499 8100
SR# 20224038587

Authentication: 204884083
Date: 11-17-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:12 PM 11/16/2022
FILED 08:12 PM 11/16/2022
SR 20224038587 - File Number 7142499

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Phoenix Capital Group Holdings I LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By: /s/ Lindsey Wilson
Authorized Person

Name: Lindsey Wilson
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